                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                           INDEPENDENCE BANCORP, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                          INDEPENDENCE BANCORP, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                April 25, 1996

TO OUR SHAREHOLDERS:

   The Annual Meeting of Shareholders of INDEPENDENCE BANCORP, INC. ("Independence" or the "Company") will be held on Thursday, April 25, 1996, at 4:00 P.M. (prevailing time), at Independence Bank, 1100 Lake Street, Ramsey, New Jersey, for the following purposes:

   1.  To elect directors, as described in the accompanying Proxy Statement.

   2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   The Board of Directors has fixed March 15, 1996 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors

                                          Kevin J. Killian, Secretary

April 3, 1996

                           INDEPENDENCE BANCORP, INC.

                                1100 LAKE STREET
                            RAMSEY, NEW JERSEY 07401

                                     ------

                                 PROXY STATEMENT

                                     ------

   The enclosed proxy is solicited by and on behalf of Independence Bancorp, Inc. ("Independence" or the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, April 25, 1996 at 4:00 P.M. (prevailing time) at Independence Bank, 1100 Lake Street, Ramsey, New Jersey and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the form of proxy will first be sent or given to shareholders is April 3, 1996.

   Sending in a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it, among other methods, by giving written notice to the Secretary of Independence or sending in a later dated proxy, at any time before the proxy is exercised.

   The expense of the proxy solicitation will be borne by Independence. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers or employees of Independence and its subsidiary without additional compensation. Independence will pay the reasonable expenses incurred by record holders of Independence's Common Stock who are brokers, dealers, banks, voting trustees, associations or other entities that exercise fiduciary powers in nominee name or otherwise, for mailing proxy material and annual shareholder reports to any beneficial owners of Independence Common Stock they hold of record, upon request of such record holders.

   A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Independence Common Stock FOR the election of all nominees for directorships hereinafter named.

   The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which Independence does not know, a reasonable time before the proxy solicitation, are to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment. Independence is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed notice of Annual Meeting.

   Independence had 1,312,908 shares of Common Stock outstanding at the close of business on March 15, 1996; the "Record Date." The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. All shares of Independence Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting no matter how they are voted or whether they abstain from voting will be counted in determining the presence of a quorum. Each share of Independence Common Stock is entitled to one vote on each matter which may be brought before the Annual Meeting.

                      BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of Independence's Common Stock and Series A 9% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") (i) by each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock or Series A Preferred Stock, (ii) by each director and nominee, (iii) by each executive officer named in the Summary Compensation Table and (iv) by all directors, nominees and executive officers, as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Stock and/or Series A Preferred Stock.

                                                 Common Stock               Series A Preferred Stock
                                        ------------------------------   ------------------------------
               Name and                      Shares                          Shares
               Address of                  Beneficially     Percent of       Beneficially    Percent of
            Beneficial Owner                 Owned(a)       Class            Owned(a)        Class
           ------------------              ------------     ----------       ------------    ----------
Independence Employee Stock
Ownership Plan
 1100 Lake Street
 Ramsey, New Jersey 07446  ...........     374,774(b)          22.2          187,387            24.1
Robert F. and Linda Frasco
 53 Indianfield Court
 Mahwah, NJ 07430  ...................     110,299(c)           8.1           22,500             2.9
Julius J. Franchini
 461 Kearny Avenue
 Kearny, NJ 07032  ...................      92,714(d)           6.9            8,900             1.1
Thomas E. and Barbara L. Napolitano
 18 Lancaster Court
 Ramsey, NJ 07446  ...................      76,256(e)           5.7           12,500             1.6
James R. and Catherine Napolitano
 754 Barnstable Lane
 Franklin Lakes, NJ 07417  ...........      68,788(f)           5.2            7,834             1.0
A. Roger Bosma  ......................      13,760(g)           1.0            1,650            *
Joseph LoScalzo  .....................      49,407(h)           3.7            7,710             1.0
Esko J. Koskinen  ....................      58,009(i)           4.3            9,300             1.2
William F. Dator  ....................      10,043(j)          *                  --             --
Robert O. Hagman  ....................      25,677(k)           1.9            7,000            *
Joseph A. Haynes  ....................      28,315(l)           2.1            6,250            *
Kevin J. Killian  ....................       7,510(m)          *               1,000            *
All directors, nominees and executive
 officers of Independence as a group
 (12 persons)  .......................     465,541(n)          30.9           72,144             9.3

- ------
*Less than 1%

(a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 15, 1996, the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(b) Includes 187,387 shares of Common Stock which can be acquired upon the conversion of the Series A Preferred Stock and 187,387 shares which can be acquired upon the exercise of the Common Stock purchase right included with the Series A Preferred Stock.

(c) Includes 22,500 shares which could be acquired upon the conversion of the Series A Preferred Stock and 22,500 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 4,025 shares which could be acquired upon the exercise of options granted under the 1990 Stock Option Plan for Non-Employee Directors, as amended (the "1990 Stock Option Plan").

(d) Includes 8,900 shares which could be acquired upon the conversion of the Series A Preferred Stock and 8,900 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 4,025 shares which may acquired upon the exercise of the options granted under the 1990 Stock Option Plan.

(e) Includes 12,500 shares which could be acquired upon the conversion of the Series A Preferred Stock and 12,500 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock.

(f) Includes 39,195 shares held jointly by Mr. Napolitano and his wife. Includes 6,326 shares held by Mr. Napolitano's wife and children. Includes 2,386 shares which could be acquired upon the conversion of the Series A Preferred Stock and 2,386 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 5,448 shares held by Mr. Napolitano's wife which can be acquired upon the conversion of the Series A Preferred Stock and 5,448 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Does not include 79,200 shares held by relatives of Mr. Napolitano as to which he disclaims beneficial ownership. Includes 525 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan. Includes 3,500 shares which may be acquired upon the exercise of options granted under the 1986 Stock Option Plan.

(g) Includes 1,000 shares which could be acquired upon the conversion of the Series A Preferred Stock and 1,000 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 650 shares held by Mr. Bosma's wife and children which can be acquired upon the conversion of the Series A Preferred Stock and 650 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 10,250 shares which may be acquired upon the exercise of options granted under the 1986 Stock Option Plan.

(h) Excludes 2,714 shares held by or on behalf of Mr. LoScalzo's children as to which he disclaims beneficial ownership. Includes 4,025 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan. Includes 7,085 shares which could be acquired upon the conversion of the Series A Preferred Stock and 7,085 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 625 shares held by Mr. LoScalzo's wife which can be acquired upon the conversion of the Series A Preferred Stock and 625 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock.

(i) Includes 34,308 shares held by Greenway Construction Profit Sharing Plan of which Mr. Koskinen is a trustee. Includes 7,000 shares held by Greenway Construction Profit Sharing Plan which could be acquired upon the conversion of the Series A Preferred Stock and 7,000 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes an additional 1,550 shares which could be acquired upon the conversion of the Series A Preferred Stock and 1,550 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 750 shares held by Mr. Koskinen's wife which could be acquired upon the conversion of the Series A Preferred Stock and 750 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Does not include 5,201 shares held by relatives of Mr. Koskinen as to which he disclaims beneficial ownership. Includes 4,025 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan.

(j) Includes 393 shares which are held by Mr. Dator's wife as custodian for Mr. Dator's children. Excludes 921 shares held by Mr. Dator's children. Mr. Dator disclaims beneficial ownership with respect to these shares. Includes 4,025 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan.

(k) Includes 7,000 shares which could be acquired upon the conversion of the Series A Preferred Stock and 7,000 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 4,025 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan.

(l) Excludes 53 shares held by the son of Mr. Haynes. Mr. Haynes disclaims beneficial ownership with respect to these shares. Includes 6,250 shares which could be acquired upon the conversion of the Series A Preferred Stock and 6,250 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 4,025 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan.

(m) Includes 1,000 shares which could be acquired upon the conversion of the Series A Preferred Stock and 1,000 shares which could be acquired upon the exercise of the common stock purchase right included in the Series A Preferred Stock. Includes 5,500 shares which may be acquired upon the exercise of options granted under the 1986 Stock Option Plan.

(n) Includes 72,144 shares which could be acquired upon the conversion of the Series A Preferred Stock and 72,144 shares which could be acquired upon the exercise of the common stock purchase right included with the Series A Preferred Stock. Includes 20,250 shares which may be acquired upon the exercise of options granted under the 1986 Stock Option Plan. Includes 28,700 shares which may be acquired upon the exercise of options granted under the 1990 Stock Option Plan.

                            ELECTION OF DIRECTORS

   The By-laws of Independence provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the number of directors shall be as established by resolution of a majority of the Board of Directors. The Board of Directors has set the number of directors to be elected at the Annual Meeting at nine.

   The election of directors will be determined by a plurality vote and the nine nominees receiving the most "for" votes will be elected. Votes cast will be tabulated at the Annual Meeting by one or more inspectors appointed by the Board of Directors.

   The following table sets forth information concerning Independence's nominees for election to the Board of Directors, as designated by the Nominating Committee pursuant to the By-laws of Independence. If any of the nominees become unable or for good cause will not serve, the persons named in the enclosed proxy will vote in accordance with their best judgment. Independence expects all nominees to be willing and able to serve. With the exception of Mr. Bosma, each of the nominees has been a director of Independence since its formation in 1984. Mr. Bosma first became a director of Independence in March, 1991. Directors of Independence serve for a term of one year and until their successors are duly elected and qualified.

                                                          Director of       Age as of
                                                          Independence     February 2,
             Name and Principal Occupation                 Bank Since         1996
             -----------------------------                ------------     -----------
James R. Napolitano
  Chairman of the Board and Principal
  Executive Officer of Independence
  and Independence Bank; Attorney,
  Napolitano & Napolitano, Ramsey, NJ ................        1975             53
A. Roger Bosma
  President of Independence and
  Independence Bank; Chief Credit Officer of
  Independence Bank ..................................        1991             53
Joseph LoScalzo
  President LoScalzo Builders, Ltd.,
  Allendale, NJ ......................................        1981             61
Esko J. Koskinen
  President, Greenway Construction Co., Inc.,
  Montvale, NJ .......................................        1976             71
William F. Dator
  Partner, The Dator Commercial Agency, Inc.
  (Real Estate), Mahwah, NJ ..........................        1975             52
Julius J. Franchini
  President of Lynn Chevrolet, Inc., Kearny, NJ
  President of Franchini Chevrolet, Inc., Garfield, NJ        1976             60
Robert F. Frasco
  President, Frasco Enterprises (Real Estate),
  Mahwah, NJ .........................................        1976             63
Robert O. Hagman
  Partner, CSA Equipment Co., Floral Park, NJ ........        1976             70
Joseph A. Haynes
  Registered Representative, Smith Barney,
  Paramus, NJ ........................................        1975             53

Each of the directors and nominees has had the same principal occupation or employment for at least the past five years.

COMMITTEES OF THE BOARD, ATTENDANCE AND RELATED MATTERS

   During 1995, Independence's Board of Directors held 11 meetings and Independence Bank's Board of Directors held 24 meetings. Except for a Compensation Committee and Nominating Committee, the Board of Independence has established no standing committees. The Board of Independence Bank has a number of standing committees, including a standing Audit Committee, but does not have a standing Executive Compensation or Nominating Committee.

   The Compensation Committee of the Board of Directors of Independence administers the 1986 Stock Option Plan and the 1994 Stock Option Plan of Independence. The members of the Compensation Committee are Messrs. William
F. Dator, Julius J. Franchini, and Joseph A. Haynes. This Committee held one meeting during 1995.

   The Nominating Committee is required to submit to the Board of Directors written nominations for each directorship to be filled at each annual meeting of shareholders at least 30 days in advance of the date of the annual meeting. No nominations made by the Nominating Committee are effective unless ratified by the Board of Directors. Nominations may be made by the shareholders by notice in writing to the Secretary of Independence delivered to or mailed and received at the principal executive offices of Independence not less than 60 days nor more than 90 days prior to the date of the annual meeting. The shareholder's notice is required to set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of Independence stock which are beneficially owned by such person on the date of such shareholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving notice (i) the name and address, as they appear on Independence's books, of such shareholder and any other shareholder known by such shareholder to be supporting such nominees, and (ii) the class and number of shares of Independence stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. The Nominating Committee consists of three directors. The current members of the Nominating Committee are Messrs. Napolitano, LoScalzo and Haynes. The Committee held one meeting during 1995.

   The Audit Committee of Independence Bank's Board of Directors is composed of directors who are not employees of Independence Bank and is responsible for selecting, and the relations with, Independence's independent public accountants, and reviewing internal as well as external auditing procedures. The members of the Audit Committee are Julius J. Franchini, Robert O. Hagman, Joseph A. Haynes and Robert F. Frasco. This Committee held seven meetings during 1995.

   In 1995, all of Independence's Directors attended more than 75% of the aggregate of the total number of meetings held by the Boards of Directors and all committees of Independence and its subsidiary bank of which they were members except Mr. Frasco and Mr. Koskinen, who attended 67% and 71%, respectively, of the aggregate of the total number of meetings held.

DIRECTOR COMPENSATION

   Each member of Independence's Board of Directors who was not also an executive officer of Independence and/or Independence Bank received $300 for each Board meeting and $250 for each Committee meeting attended of Independence and Independence Bank in 1995, unless such director was Chairman of a Committee, in which case he received $300 for each committee meeting attended, with the exception of Mr. Haynes who, in addition to his compensation for regular board meetings, received $2,000 per month for attending weekly Loan Committee meetings and for being Chairman of the Audit Committee. Mr. Hagman and Mr. Franchini, in addition to their compensation for attending meetings, received $750 each month as the Company's Community Reinvestment Coordinators.

   Effective March of 1996, directors who are not officers of the Company each are paid an annual retainer of $7,200 and a fee of $300 for each meeting of the Board of Directors such director attends. Each such director in 1996 is also paid a fee for each committee meeting attended in the amount of $250, unless such director was Chairman of a Committee, in which case he will receive $300 for each committee meeting attended. In addition, Mr. Haynes will receive $2,500 per month for attending weekly Loan Committee meetings and for being Chairman of the Audit Committee. Mr. Hagman and Mr. Franchini, in addition to their compensation for attending meetings, receives $750 each month as the Company's Community Reinvestment Coordinators.

   Each member of Independence's Board of Directors is eligible to participate under the 1990 Stock Option Plan for Non-employee Directors. Under this Plan, members of the Board of Directors of Independence who are not also employees of Independence or its subsidiary corporations are entitled to annually receive options to purchase 1,000 shares of Independence Common Stock. The maximum number of shares of Independence Common Stock as to which options may be granted to any non-employee director under this Plan is 8,000 shares.

RELATED PARTY TRANSACTIONS

   Mr. Napolitano, a director and nominee for director of Independence, is a partner of a law firm which Independence and its subsidiary have retained during Independence's last fiscal year and which Independence and its subsidiary intend to retain during Independence's current fiscal year. The legal fees paid in 1995 (exclusive of fees paid by customers of Independence and its subsidiary) to Napolitano & Napolitano, Esq. (of which firm James R. Napolitano is a partner) for legal services rendered to Independence and its subsidiary during 1995 were $119,000, net of out-of-pocket expenditures. In the opinion of management these legal fees were substantially equivalent to those that would have been paid to unaffiliated attorneys for similar services. Since July 1995, Mr. Napolitano has maintained a limited law practice with Napolitano & Napolitano, Esq. In January 1996, Mr. Napolitano has separated and further limited his law practice from Napolitano & Napolitano, Esq. and although remaining a partner, Mr. Napolitano will derive no financial benefit from any legal fees paid by or generated from Independence Bank.

   Independence leases its Montvale branch office from Esko J. Koskinen, a director and nominee for director. The Montvale branch office is leased for an aggregate annual rental of $76,175 for 3,458 square feet under a lease having an expiration date of September, 1997 (excluding options to renew held by Independence Bank).

   The Company's headquarters facility (which also houses the Ramsey branch office) is leased from Office Court Associates, a partnership which is 50% owned by James R. Napolitano, a director and nominee for director, under terms of a lease executed in 1984. This lease has an annual net rental of $155,810 for 6,920 square feet and an expiration date of July, 2005 (excluding options to renew held by Independence). In 1985, Independence leased an additional 2,763 square feet of space in the same premises at an annual rental of $66,809 plus tenant's electrical charges. This lease has an expiration date of August, 1997 (excluding remaining options to renew held by Independence). In 1987, Independence leased an additional 2,735 square feet of space in the same premises at an annual rental of $53,328 plus tenant's electrical charges. This lease has an expiration date of July, 1998 (excluding remaining options to renew held by Independence). In 1990,

Independence leased an additional 1,625 square feet of space in the same premises at an annual rental of $29,831 plus tenant's electrical charges. This lease has an expiration of August, 1997 (excluding remaining options to renew held by Independence). In 1991, Independence leased an additional 3,667 square feet of space in the same premises at an annual rental of $83,156 plus tenant's electrical charges. This lease has an expiration of November, 2000 (excluding options to renew by Independence). In 1992, Independence leased an additional 1,999 square feet of space in the same premises at an annual rental of $38,981 plus tenant's electrical charges. This lease has an expiration of February, 1997 (excluding remaining options to renew held by Independence).

   The terms of these leases are considered by management to be comparable to those which would exist with unaffiliated parties. For each of the years in the three year period ended December 31, 1995, aggregate rental payments under these leases totalled $453,343, $475,359 and $554,218, respectively.

   Through its bank subsidiary, Independence Bank, Independence has had, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking accounts and savings and time deposits) with many of its directors, nominees for directors, officers and their respective associates. All such loan and other banking transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   The following information is given with respect to the executive officers of Independence and Independence Bank who are not directors.

   Kevin J. Killian. Mr. Killian, age 40, is the Executive Vice President and Chief Financial Officer of Independence and Independence Bank. Mr. Killian joined the Company and Independence Bank in March, 1992. Prior to that time for more than five years he was employed in various positions by First Fidelity Bank, N.A., including Assistant Vice President -- Budget Manager, Vice President -- Division Controller and Vice President -- Corporate Budget Manager.

   Daniel J. Kosky. Mr. Kosky, age 49, is a Senior Vice President of Independence Bank. Mr. Kosky joined Independence Bank on November 16, 1992. Prior to that time for more than five years, he was Senior Vice
President-Assistant Division Head, Corporate Banking Division of Citizens First National Bank of New Jersey.

   Patrick W. Thaller. Mr. Thaller, age 52, is the Executive Vice President and Chief Lending Officer of Independence Bank. Mr. Thaller joined Independence Bank on July 28, 1995. Prior to that time for more than five years, he was employed in various positions by the Bank of New York, N.A., and its predecessor National Community Bank of New Jersey, including President, Northeast Region and Senior Officer of Banking Group -- Executive Vice President.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding the compensation earned by the Company's principal executive officer and those officers of the Company and Independence Bank who earned salary and bonus in excess of $100,000 in 1995 for services rendered in all capacities for each of the three years ended December 31, 1995. No other executive officers of the Company earned in excess of $100,000 during such period.

                                                                                           Long Term
                                                    Annual Compensation                   Compensation
                                      ------------------------------------------------   --------------
              Name and                                                  Other Annual      Stock Option       All Other
         Principal Position            Year      Salary      Bonus     Compensation(1)       Awards       Compensation(2)
- -----------------------------------   ------    ---------   --------   ---------------   --------------    ---------------
James R. Napolitano
 Chairman of the Board                 1995     $82,685     $5,000         $9,025            3,500             $5,948
 Principal Executive Officer(3) ...    1994      64,768      6,500          3,600            2,000              5,211
                                       1993      64,732      6,500              0            2,500              5,662
A. Roger Bosma
 President                             1995     139,234      2,500          4,737            2,000              9,767
 Chief Credit Officer .............    1994     150,000     10,000          5,752            3,000             10,980
                                       1993     150,095     15,000          2,570            5,000             13,068
Kevin J. Killian
 Executive Vice President              1995      98,619     15,000          4,850            3,500              7,491
 Chief Financial Officer               1994      82,546     15,000          5,898            3,000              6,959
 Secretary ........................    1993      82,491     10,000          4,104            3,500              6,173

- ------
(1) Includes the value of life insurance paid on behalf of, and the personal use of a Company car by, Mr. Napolitano, Mr. Bosma and Mr. Killian.

(2) For the years ended December 31, 1995, 1994 and 1993, all other compensation includes $9,671, $8,640 and $7,782, respectively contributed to the Company's 401(k) savings plan and $13,535, $14,210 and $17,121, respectively contributed to the Company's Employee Stock Ownership Plan.

(3) In July, 1995, Mr. Napolitano assumed the Principal Executive Officer's function of the Company and the Bank and, effective in October, 1996, Mr. Napolitano's annual salary was increased to $130,000.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth certain information concerning stock options granted under the 1986 Employee Stock Option Plan and the 1994 Employee Stock Option Plan during fiscal 1995 to the Company's principal executive officer and other officers named in the Summary Compensation Table.

                                                             Individual Grants
                                      ------------------------------------------------------------
                                         Number of
                                        Securities    Percent of Total
                                        underlying    Options Granted
                                         Options      to Employees in     Exercise     Expiration
         Name                            Granted        Fiscal Year         Price         Date
         ----                          ------------   ----------------    ----------   ------------
 James R. Napolitano .........             3,500            16.99%          $13.25      12/07/2005
 A. Roger Bosma ..............             2,000             9.71%           13.25      12/07/2005
 Kevin J. Killian ............             3,500            16.99%           13.25      12/07/2005

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

   The following table contains, for the Company's principal executive officer and other officers named in the Summary Compensation Table, (a) the number of shares of the Company's common stock acquired upon the exercise of options during 1995, (b) the value realized as a result of those exercises (based upon the market price on the date of exercise less the option exercise price), (c) the number of unexercised options held on December 31, 1995, and
(d) the value of in-the-money options held on December 31, 1995 (based upon the last sale price that day of $13.25 per share of Common Stock).

                                                                                 Value of Unexercised
                                                        Number of Securities         In-the-Money
                                                       underlying Unexercised     Options at Fiscal
                             Shares                       Options at Fiscal            Year-End
                            Acquired         Value      Year-End Exercisable/        Exercisable/
          Name             on Exercise     Realized         Unexercisable           Unexercisable
          ----            -------------   ----------    ----------------------   --------------------
James R. Napolitano ...         0              0             4,025/12,025          $23,063/$27,562
A. Roger Bosma ........         0              0            10,250/13,750          $63,625/$70,375
Kevin J. Killian ......         0              0             3,875/12,125          $26,563/$56,437

                        COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                           APPOINTMENT OF AUDITORS

   The Board of Directors has appointed Arthur Andersen LLP, certified public accountants, to serve as Independence's independent auditors for the year ending December 31, 1996. The selection of Independence's independent public accountants is not being submitted to shareholders because there is no legal requirement to do so. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. It is not anticipated that they will make a formal statement or other presentation, although they are free to do so should they desire.

                              OTHER INFORMATION

   Shareholder proposals regarding the 1997 Annual Meeting must be submitted to Independence by December 5, 1996, to receive consideration.

                                   By order of the Board of Directors

                                   Kevin J. Killian, Secretary

                           INDEPENDENCE BANCORP, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 1996
                 Solicited on Behalf of the Board of Directors

         The undersigned hereby constitutes and appoints Karen Hall and Thomas Napolitano, and each of them, as attorneys and proxies of the undersigned, to appear at the annual meeting of shareholders of Independence Bancorp, Inc. ("Independence") to be held on April 25, 1996 and at any postponement or adjournment thereof, and to vote all shares of Common Stock of Independence which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as indicated on the reverse side.

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE.

         THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS HEREUNDER, THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED APRIL 3, 1996 AND INDEPENDENCE'S ANNUAL REPORT TO SHAREHOLDERS FOR 1995.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                  DETACH HERE                              IND 1


                                                                      ____
[X] Please mark                                                           |
    votes as in                                                           |
    this example.                                                         |

    1. Election of Directors
       Nominees: A Roger Bosma, Esko J. Koskinen, Robert O. Hagman, James R. Napolitano, William F. Dator, Joseph A. Haynes, Joseph M. LoScalzo, Julius J. Franchini, Robert F. Frasco.

          [ ] FOR ALL NOMINEES          [ ] WITHHELD FROM ALL NOMINEES

              ______________________________________
          [ ] For all nominees except as noted above

    2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


      It would be helpful if you signed your name or names exactly as it appears hereon, indicating any official position or representative capacity.